SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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[X] Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                     ---------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                               SEPTEMBER 30, 1998


Stockholders of Specialized
Health Products International, Inc.

         Re: Annual Meeting of Stockholders

Ladies and Gentlemen:

         On or about August 31, 1998, the Company mailed to you its annual report and proxy statement. After receiving feedback from a number of stockholders, the Company is revising its stockholder proposal relating to the adoption of the Specialized Health Products International, Inc. 1998 Stock Option Plan (the "Proposed Plan") and has amended the enclosed proxy statement as follows (please note that you will need to complete and return the enclosed Amended Proxy Card):

               A total of  2,000,000  shares will be  allocated  to the Proposed
              Plan. The Proposed Plan does not allow the Company to grant stock options exercisable for more than 2,000,000 shares of common stock under all of the Company's stock option plans collectively. There are currently stock options exercisable for 1,488,500 shares of common stock under the Company's previously adopted stock option plans (the "Prior Plans"). Accordingly, assuming no change in the number of outstanding options under the Prior Plans, options to acquire 511,500 shares of common stock will initially be available for issuance under the Proposed Plan. Thus, the adoption of the Proposed Plan will result in a total of 500,000 additional shares of common stock being authorized for issuance in excess of the 1,500,000 authorized under the Company's Prior Plans. The Company will not grant additional options under the Prior Plans.

              All stock options issued under the Proposed Plan shall not be exercisable at less than the fair market value of the Company's common stock underlying the stock options on the date of grant. In no event, however, shall such exercise price be less than $2.00 per share.

              The  Board  and  current   executive   officers   of  the  Company
              (comprised  of Mr.  David A.  Robinson,  Dr. Gale H.  Thorne,  Mr.
              Bradley C. Robinson and Mr. Charles D. Roe) have agreed that the total number of shares each such officer may acquire pursuant to the exercise of stock options shall not be increased beyond current levels. In addition, such officers shall not be granted any of the newly available options to acquire the 511,500 shares of common stock under the Proposed Plan. Such officers may, with the approval of the Compensation Committee, cancel their existing options in the Prior Plans and replace such options with options granted under the Proposed Plan.

         We request that after your review of the enclosed Proxy Statement you return to the Company in the enclosed self addressed envelope an executed proxy card. If you have any questions with respect to this letter or the enclosed amended Proxy Statement, please call Mr. Charles D. Roe of the Company, telephone (801) 298-3360. Thank you for your prompt attention to this matter.

                                 Very truly yours,

                                 Specialized Health Products International, Inc.

                                 /s/ David A. Robinson
                                 ---------------------------
                                 President